As filed with the Securities and Exchange Commission on March 14, 2002

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                FERRO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Ohio                                    34-0217820
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                             -----------------------

                              1000 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 641-8580
               (Address, including zip code and telephone number,
        Including area code, of registrant's principal executive offices)

                             -----------------------

                                  Bret W. Wise
                Senior Vice President and Chief Financial Officer
                                Ferro Corporation
                              1000 Lakeside Avenue
                              Cleveland, Ohio 44114
                                 (216) 641-8580
            (Name, address, including zip code, and telephone number,
                number including area code, of agent for service)

                             -----------------------
                                 with copies to:

       James C. Bays, Esq.                       Jeffrey J. Margulies, Esq.
Vice President & General Counsel             Squire, Sanders & Dempsey L. L. P.
        Ferro Corporation                              4900 Key Tower
      1000 Lakeside Avenue                            127 Public Square
   Cleveland, Ohio 44114-1147                    Cleveland, Ohio 44114-1304
         (216) 875-6122                                (216) 479-8500
                             -----------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ]_______

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------

 -------------------------------------------------------------------------------------------------------------------------
                                                                                      Proposed Maximum       Amount of
 Title of Each Class of Securities                             Proposed Maximum       Aggregate Offering   Registration
 to be Registered                          Amount to be        Offering Price Per     Price(1)(2)(3)            Fee
                                           Registered(1)       Unit(1)(2)
 -------------------------------------------------------------------------------------------------------------------------
 Debt Securities
 -------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00 per
 share
 -------------------------------------------------------------------------------------------------------------------------
 Preferred Stock, without par value
 -------------------------------------------------------------------------------------------------------------------------
 Warrants
 -------------------------------------------------------------------------------------------------------------------------
 Depositary Shares(4)
 -------------------------------------------------------------------------------------------------------------------------
 Stock Purchase Contracts
 -------------------------------------------------------------------------------------------------------------------------
 Stock Purchase Units
 -------------------------------------------------------------------------------------------------------------------------
 Total                                     $300,000,000                                  $300,000,000         $27,600
 -------------------------------------------------------------------------------------------------------------------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. There is being registered under this registration statement an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock; shares of preferred stock; warrants to purchase common stock, preferred stock or debt securities; depositary shares; stock purchase contracts and stock purchase units that may be sold from time to time by the registrant. There also is being registered under this registration statement an indeterminate number of shares of common stock that may be issuable under stock purchase contracts and stock purchase units, or upon conversion or exchange of debt securities or depositary shares or preferred stock, or upon exercise of warrants registered under this registration statement; an indeterminate number of shares of preferred stock that may be issuable under stock purchase contracts and stock purchase units, or upon conversion or exchange of debt securities or depositary shares, or upon exercise of warrants registered under this registration statement; and an indeterminable principal amount of debt securities that may be issuable upon exercise of warrants registered under this registration statement. Securities registered under this registration statement may be sold separately, together or in units with other securities registered under this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance by the registrant of securities registered under this registration statement. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate offering price not in excess of $300,000,000, less the dollar amount of any securities previously issued under this registration statement.

(3) Subject to Rule 462(b), the aggregate maximum offering price of all securities issued under this registration statement will not exceed $300,000,000 or the equivalent of such amount in one or more foreign currencies or composite currencies, including European currency units. No separate consideration will be received for shares of common stock or preferred stock that are issued upon conversion or exchange of shares of debt securities, preferred stock or depositary shares or upon exercise of warrants, as applicable, registered under this registration statement, or for shares of preferred stock distributed upon termination of a deposit arrangement for depositary shares.

(4) In the event the registrant elects to offer to the public fractional interests in shares of preferred stock registered under this registration statement, depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under a deposit agreement.


                        --------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MARCH 14, 2002

PROSPECTUS

                                  [LOGO] FERRO


                                  $300,000,000


                                Ferro Corporation


We may offer, from time to time, separately, together or in units, the following securities:

     -    debt securities,

     -    common stock,

     -    preferred stock,

     -    warrants to purchase common stock, preferred stock or debt securities,

     -    depositary shares representing interests in preferred stock,

     - stock purchase contracts to purchase common stock or preferred stock, or

     - stock purchase units comprised of stock purchase contracts and U.S. government obligations.

     We will provide the specific terms of securities we are offering in prospectus supplements to this prospectus.

     You should read this prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you decide to invest in any securities offered. This prospectus may not be used to consummate sales of any offered securities unless it is accompanied by a prospectus supplement describing the terms of that offering.

                              --------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                THE DATE OF THIS PROSPECTUS IS ____________, 2002


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                Table of Contents
                                -----------------

                                                                          Page
                                                                          ----

About Ferro...............................................................  1
Use of Proceeds...........................................................  1
Ratio of Earnings to Fixed Charges........................................  1
Description of Debt Securities............................................  1
     General..............................................................  2
     Book-Entry Debt Securities...........................................  3
     Restrictive Covenants................................................  3
     Applicable Definitions...............................................  4
     Events of Default....................................................  5
     Modification and Waiver..............................................  5
     Consolidation, Merger and Sale of Assets.............................  6
     Satisfaction and Discharge of the Indentures.........................  6
     Defeasance and Covenant Defeasance...................................  7
     Provisions Applicable to Subordinated Debt Securities................  7
     Concerning the Trustee...............................................  8
Description of Common Stock...............................................  8
     General..............................................................  8
     Voting Rights........................................................  8
     Dividends............................................................  9
     Transfer Agent.......................................................  9
     Antitakeover Provisions..............................................  9
Description of Preferred Stock............................................  11
     General..............................................................  11
     Rank.................................................................  11
     Voting Rights........................................................  12
     Distributions........................................................  13
     Redemption...........................................................  13
     Liquidation Preference...............................................  13
     Conversion Rights....................................................  13
Description of Depositary Shares..........................................  14
     General..............................................................  14
     Dividends and Other Distributions....................................  14
     Withdrawal of Preferred Stock........................................  14
     Redemption of Depositary Shares......................................  15
     Voting of the Preferred Stock........................................  15
     Liquidation Preference...............................................  15
     Conversion of Preferred Stock........................................  15
     Amendment and Termination of the Deposit Agreement...................  16
Description of Warrants...................................................  16
     General..............................................................  16
     Exercise of Warrants.................................................  17
Description of Stock Purchase Contracts and Stock Purchase Units..........  17
Book-Entry Securities.....................................................  18
Plan of Distribution......................................................  19
Legal Matters.............................................................  19
Experts...................................................................  20

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any accompanying prospectus supplement in connection with any applicable offering, and, if given or made, such other information or representation must not be relied upon as having been authorized by us or by any underwriter, dealer or agent. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities offered in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation or sale in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale of securities made implies that there has been no change in our affairs at any time subsequent to the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to its date.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at their public reference rooms at the following locations:

               Public Reference Room       Chicago Regional Office
               450 Fifth Street, N.W       Citicorp Center
               Room 1024                   500 West Madison Street, Suite 1400
               Washington, D.C. 20549      Chicago, Illinois 60661-2511

         Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings also are available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed on the New York Stock Exchange.

         We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and related exhibits. For further information with respect to us and the securities described in this prospectus, you should refer to the registration statement. Descriptions in the registration statement relating to any document that is filed as an exhibit to the registration statement are not necessarily complete, and you should review the document that is filed as an exhibit for a full statement of the document's provisions. This prospectus is qualified in all respects by such other information in the registration statement and the related exhibits. The registration statement may be inspected, without charge, at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20459, and copies may also be obtained from the SEC upon the payment of prescribed fees.


                   INCORPORATION OF INFORMATION BY REFERENCE

         We are "incorporating by reference" information into this prospectus. This means we are disclosing important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

         Any information we incorporate by reference that we filed prior to the date of this prospectus or the applicable prospectus supplement will be modified or superseded to the extent that information contained in this prospectus or the applicable prospectus supplement (including information we subsequently file with the SEC that we also incorporate by reference) modifies or supersedes such information. Any such information so modified or superseded will not be considered part of this prospectus or the applicable prospectus supplement. Information that we file with the SEC after the date of this prospectus or the applicable prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus or the applicable prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference our future filings with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we consummate the offering of the securities made by this prospectus and the applicable prospectus supplement. We also incorporate by reference our:

          - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          - Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 (as amended);

          -    Proxy Statement for the 2001 Annual Meeting of Shareholders;

          -    Current Report on Form 8-K filed September 21, 2001;

          -    Current Report on Form 8-K/A filed November 23, 2001;

          -    Current Report on Form 8-K/A-2 filed December 10, 2001;

          - The description of our common stock contained in our registration statement on Form S-8 (Registration No. 33-12397) filed March 2, 1987;

          - The description of our common stock rights contained in our registration statement on Form 8-A filed May 15, 1996, and

          -    The   description  of  our  preferred   stock  contained  in  our
               registration statement on Form S-8 (Registration No. 33-28520) filed May 3, 1989.

         Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any agreement or other document is only a summary of the actual document and is qualified in its entirety by reference to the actual document. You may obtain a copy of any document summarized in this prospectus or the applicable prospectus supplement or any document incorporated by reference into this prospectus or the applicable prospectus supplement, at no cost, by directing your request to: Director, Investor Relations, Ferro Corporation, 1000 Lakeside Avenue, Cleveland, Ohio 44114, Telephone (216) 641-8580.


                              CAUTIONARY STATEMENTS

         This prospectus (including information incorporated by reference in this prospectus) contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our future financial condition or results of operations, objectives, plans, goals or future performance and business also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. In light of these risks and uncertainties, the forward-looking events might or might not occur. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect our future financial performance, are described in the documents incorporated by reference in this prospectus and include the following:

         - The outcome of our efforts to integrate the dmc2 businesses we acquired in 2001;

         - Changes in customer requirements, markets or industries served;

         - Economic downturns in some or all of our major product markets;

         -        Changes in the prices of major raw materials;

         - The risks related to fluctuating currency rates, changing legal, tax and regulatory requirements that affect our businesses and changing social and political conditions in the many countries in which we operate;

         - Political or economic instability as a result of acts of terrorism; and

         - Access to capital, primarily in the U.S. capital markets, and any restrictions placed on us by current or future financing arrangements.

The risks and uncertainties identified above are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

                                  ABOUT FERRO

         We are a leading global producer of a diverse array of performance materials sold to a broad range of manufacturers in approximately 30 markets throughout the world. We apply certain core scientific expertise in organic chemistry, inorganic chemistry, polymer science and material science to develop coatings for ceramics and metal; materials for passive electronic components; pigments; enamels, pastes, and additives for the glass market; specialty plastic compounds and colors; and polymer additives. Our products are classified as performance materials, rather than commodities, because they are formulated to perform specific and important functions both in the manufacturing processes and in the finished products of our customers. Our performance materials require a high degree of technical service on an individual customer basis. The value of these performance materials stems from the results and performance they achieve in actual use.

         Our products are traditionally used in markets such as appliances, automotive, building and renovation, electronics, household furnishings, industrial products, pharmaceuticals, telecommunications and transportation. Our leading customers include major chemical companies, producers of multi-layer ceramic capacitors and manufacturers of tile, appliances and automobiles. Many customers, particularly in the appliance and automotive markets, purchase materials from more than one of our business units. Our customer base is also well-diversified both geographically and by end-market.

         Our principal executive offices are located at 1000 Lakeside Avenue, Cleveland, Ohio 44114, and our telephone number is (216) 641-8580.


                                 USE OF PROCEEDS

         Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include capital expenditures, acquisitions and reductions of our indebtedness. We may temporarily invest funds not immediately required for such purposes in short-term marketable securities.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                     NINE MONTHS
                                                                                                        ENDED
                                                      YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                    --------------------------------------------------------       ----------------
                                     1996         1997        1998         1999         2000       2000       2001
                                     ----         ----        ----         ----         ----       ----       ----
Ratio  of   earnings  to  fixed
charges(1)                          6.52x          --         6.85x        6.17x        5.13x      5.45x      2.95x
Ratio of earnings to combined
fixed charges and preferred         5.32x          --         5.82x        5.47x        4.68x      4.93x      2.79x
stock dividends

--------------------
(1) The ratio of earnings to fixed charges has been calculated by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges are equal to interest expense (including amortization of deferred financing costs), plus the portion of rent expense estimated to represent interest. Preferred stock dividends consist of the amount of pre-tax earnings to pay dividends on the outstanding preferred stock. Earnings were insufficient to cover fixed charges by $49 million for the year ended December 31, 1997.


                         DESCRIPTION OF DEBT SECURITIES

         The following description is a general summary of the terms of the debt securities that we may issue, which may consist of either senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures, each dated on or prior to the issuance of the applicable debt securities. We may issue the senior debt securities and subordinated debt securities under separate indentures referred to as the senior indenture and the subordinated indenture. In this prospectus, we refer to the senior indenture and the subordinated indenture collectively as the indentures or individually as an indenture, and forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The indentures will not limit the amount of debt securities that we may issue and will provide that we may issue the debt securities periodically in one or more series.

         The particular terms of the debt securities offered by any prospectus supplement will be described in the applicable prospectus supplement. The following is a summary of the material provisions relating to the indentures. It does not restate all of the terms of the indentures. Therefore, we urge you to read the indentures because they, and not this description, will define your rights as holders of any debt securities offered.

GENERAL

         The debt securities will be our general unsecured obligations and will be issued only in fully registered form without coupons in denominations of $1,000 or integral multiples of $1,000. Any payments of principal, premium and/or interest will be payable at the office or agency as we may maintain for such purpose. In addition, the transfer of the debt securities will be registered at this office or agency. You will not be subject to a service charge for the registration or transfer of the debt securities, but we may require you to pay any applicable tax or other governmental fees.

         The applicable prospectus supplement will describe the following terms of any debt securities that we may offer:

         -        the title of the debt securities;

         - whether they are senior debt securities or subordinated debt securities;

         - any limit on the aggregate principal amount of the debt securities;

         -        the prices at which the debt securities will be issued;

         - the person to whom interest is payable, if other than a person whose name is listed on the debt security;

         -        the principal payment date(s);

         - the interest rates, if applicable, and the interest payment dates;

         - the place(s) where the principal of and any premium or interest shall be payable;

         - the price(s) and period(s) during which the debt securities may be redeemed, if applicable;

         - our obligation, if any, and the price(s) to redeem or purchase the debt securities under sinking fund or analogous provisions;

         -        the denominations of the debt securities;

         - the currency in which payment shall be made, if other than U.S. dollars, and the terms upon which we or the holder of the debt securities may elect a different currency;

         - if principal, premium or interest information may be determined by reference to an index or formula, the manner in which shall amounts shall be determined;

         - if other than the principal amount, the portion of the principal amount of the debt securities which shall be payable upon maturity;

         - the applicability of provisions described below under "Defeasance and Covenant Defeasance";

         - if the debt securities will be issuable only as book-entry debt securities, the depository for the book-entry security and the circumstances in which the book-entry debt securities may be registered for transfer or exchange or authenticated and delivered; and

         -        any other terms of the debt securities.

         If the debt securities are sold at a substantial discount below their stated principal amount, any applicable federal income tax consequences and other special considerations applicable to the original issue discount debt securities will be described in the applicable prospectus supplement. "Original issue discount debt securities" means any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence of an event of default and its continuation. In addition, pursuant to the Internal Revenue Code, debt securities having interest reset dates that would cause any accrual period to be longer than one year are subject to the original issue discount rules of the Internal Revenue Code, whether or not the debt securities are original issue discount debt securities.

BOOK-ENTRY DEBT SECURITIES

         The debt securities offered by this prospectus may be in whole or in part issued in book-entry form. You should refer to the caption "Book-Entry Securities" for more information regarding book-entry procedures.

RESTRICTIVE COVENANTS

         Restrictions on Secured Debt and Limitations on Liens. If we or a Domestic Subsidiary have any debt that is secured by a Mortgage on any Principal Domestic Manufacturing Property or on any shares of stock or debt of any Domestic Subsidiary, we (or the Domestic Subsidiary) will secure the debt securities and any other debt of ours or of such Domestic Subsidiary which may be then outstanding and entitled to the benefit of a similar covenant. This will be done on an equal and ratable basis with (or prior to) such secured debt, unless the aggregate amount of all such secured debt together with all of our Attributable Debt and that of our Domestic Subsidiaries in respect of sale and leaseback transactions involving Principal Domestic Manufacturing Properties would not exceed 10% of our Consolidated Net Tangible Assets. In order to provide this equal and ratable security, the principal amount of any series of original issue discount debt securities issued shall be such portion of the principal amount as specified in the terms of that series that would be payable upon acceleration of the maturity of the debt securities at the time of such determination.

         The following items will be excluded in computing secured debt, and the restrictions described above do not apply to debt secured by:

         - Mortgages by any corporation at the time the corporation becomes a Domestic Subsidiary;

         -        Mortgages in favor of us or another Domestic Subsidiary;

         - Mortgages in favor of any governmental bodies in order to secure partial, progress or advance payments under the terms of a contract or statute;

         - purchase money Mortgages, construction Mortgages or other Mortgages existing at or incurred with 120 days of the time of acquisition;

         - Mortgages with any state or political subdivision which are used to finance the acquisition or construction of property and on which interest is not includable within the holder's gross income; and

         - extensions, renewals or replacements of the Mortgages described in this list.

         The indentures, however, will not prevent us or our subsidiaries from incurring additional unsecured debt.

         Restrictions on Sale and Leaseback Transactions. The indentures will restrict us (and our Domestic Subsidiaries) from entering into any sale and leaseback transaction involving any Principal Domestic Manufacturing Property that has been or is to be sold or transferred more than 120 days after acquisition or the completion of construction and commencement of full operations relating to the property, unless the following conditions are satisfied:

         - we or the Domestic Subsidiary could create debt secured by a Mortgage on such property as described above under "Restrictions on Secured Debt and Limitations on Liens" in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

         - we, within 120 days, apply to the retirement of Funded Debt that is pari passu with the debt securities an amount equal to the net proceeds of the sale or the fair market value, whichever is greater, of the leased Principal Domestic Manufacturing Property. The fair market value is subject to certain credits for voluntary retirements of Funded Debt.

         This restriction will not apply to any sale and leaseback transaction between us and a Domestic Subsidiary, between Domestic Subsidiaries, or between a Domestic Subsidiary and a foreign subsidiary, or involving the taking back of a lease for a period of three years or less.

APPLICABLE DEFINITIONS

         "Attributable Debt" means the total net amount of rent (discounted at the rate of 1% per annum over the weighted average yield to maturity of the outstanding debt securities compounded semi-annually) required to be paid during the remaining term of any lease.

         "Consolidated Net Tangible Assets" means the aggregate amount of all of our assets and assets of our consolidated Subsidiaries (after deducting intangible assets and the amount of all current liabilities).

         "Domestic Subsidiary" means a Subsidiary substantially all the fixed assets of which are located, or substantially all the business of which is carried on, within the United States, or which owns or leases any Principal Domestic Manufacturing Property, but such term excludes any Subsidiary the principal business of which is the financing or ownership of the operations outside the United States (but such Subsidiary is excluded only so long as it neither owns nor leases any Principal Domestic Manufacturing Property).

         "Funded Debt" means indebtedness for money borrowed having a maturity at or being renewable or extendible to a date more than 12 months from the date of determination.

         "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or similar encumbrance.

         "Principal Domestic Manufacturing Property" means any facility (together with the related land and fixtures) used primarily for manufacturing, processing or warehousing of our products and located in the United States, owned or leased by us or one of our Subsidiaries and having a gross book value in excess of 1% of Consolidated Net Tangible Assets, other than any such facility or portion of a facility that is financed by governmental obligations the interest on which is excludable from gross income of the holder pursuant to the provisions of Section 103(a) of the Internal Revenue Code or Section 745 of Title 48 of the United States Code, or which in the opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by us and/or one or more of our Subsidiaries.

EVENTS OF DEFAULT

         Any one of the following events will constitute an event of default under the indentures:

         - failure to pay any interest on any debt security for 30 days past the applicable due date;

         - failure to pay principal of or any premium on any debt security when due;

         - failure to perform or a breach of any of our covenants or warranties set forth in the indentures, other than a covenant included in the indenture solely for the benefit of a different series of debt securities, which continues for 90 days after written notice as provided in the indentures;

         - default under indebtedness for money borrowed in an aggregate principal amount exceeding $10,000,000 under an agreement by which we or any Domestic Subsidiary is bound, which default shall have resulted in such indebtedness becoming due and payable prior to the date on which it would otherwise be due and payable, and the default is not cured or the indebtedness discharged within 10 days after written notice as provided in the indentures; or

         -        certain events in bankruptcy, insolvency or reorganization.

         If any event of default with respect to the debt securities occurs and is continuing, the trustee under the applicable indenture or the holders of at least 25% in aggregate principal amount of the outstanding debt securities may declare the principal amount of all the debt securities to be immediately due and payable. The holders of a majority in aggregate principal amount of outstanding debt securities may, under certain circumstances, rescind and annul such acceleration as long as no judgment or decree based on acceleration has been obtained. The indentures will obligate the trustee to act with reasonable care during default. They also will provide that the trustee is not obligated to exercise any of its rights or powers under the indentures upon the request of the holders, unless the holders have offered to indemnify the trustee.

         If the holders of a majority in aggregate principal amount of the debt securities offer to indemnify the trustee and meet certain other conditions, holders may direct the time, method and place for conducting a proceeding for any remedy available to the trustee. Before holders may institute any proceeding,

         - a particular holder must notify the trustee of the event of default;

         - the trustee must have received a similar notice from the holders of at least 25% of the principal amount of the outstanding debt securities, and these holders offered to indemnify the trustee;

         - the trustee must not have received a direction inconsistent from that request from a majority of the holders of the principal amount of the outstanding debt securities; and

         - the trustee shall have failed to institute a proceeding within 60 days.

These limitations will not restrict a debt securities holder from initiating a suit for payment of principal, premium or interest that is not paid on the applicable due date. We will be required to furnish annual statements to the trustee regarding performance of our obligations under the indentures.

MODIFICATION AND WAIVER

         The trustee and we may execute additional indentures that modify the provisions of an indenture or the rights or the holders of debt securities. The holders of at least a majority of the principal amount of the outstanding debt securities must also consent to any additional indenture.

         Without obtaining the consent of the holder of each outstanding security affected by any additional indenture, an additional indenture may not:

         - change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

         - reduce the principal amount of, or the premium, if any, or interest on, any debt security;

         - change the place or currency of payment of principal of, premium, if any, or interest on, any debt security;

         - impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date; or

         - reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults.

         The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive our compliance with certain provisions of an indenture on behalf of all holders. They may also waive any past default under an indenture on behalf of all holders, unless a payment default relates to one of the indenture provisions or covenants that cannot be modified without the consent of each affected holder of the debt security.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The indentures will restrict us from engaging in any merger or purchase or sale of substantially all of our assets, unless:

         - the purchaser or successor-in-interest is a business organized under the applicable law of the United States of America, any state or the District of Columbia, and it expressly agrees to assume our obligations regarding the debt securities under a supplemental indenture,

         - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing,

         - if our properties or assets become subject to a Mortgage not permitted by the indenture, we or the successor-in-interest takes the necessary steps to secure the debt securities equally and ratably with (or prior to) all secured indebtedness, and

         - we deliver to the trustee a certification and a legal opinion confirming compliance with these conditions.

SATISFACTION AND DISCHARGE OF THE INDENTURES

         We may terminate our obligations under either indenture with respect to the debt securities of any series when:

         -        either:

                  - all outstanding debt securities of each series have been delivered to the trustee for cancellation; or

                  - all debt securities of each series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and our expense, and we have irrevocably deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities which have not previously been delivered to the trustee for cancellation, for the principal of and, if any, interest or premium, to the date of deposit or the stated maturity or date of redemption;

         - we have paid or caused to be paid all sums payable by us under the applicable indenture; and

         - we have delivered an officers' certificate and an opinion of counsel relating to compliance with the conditions set forth in the indenture.

DEFEASANCE AND COVENANT DEFEASANCE

         Our debt securities may be subject to the defeasance and covenant defeasance provisions of the applicable indenture. If the provisions are applicable, we have the option to elect either:

         - defeasance - which will discharge us from all obligations in respect of the debt securities, subject to certain administrative limitations, or

         - covenant defeasance - which will permit us to be released from certain restrictive covenants of the indentures, including those described under "Certain Covenants" and "Event of Default."

         To invoke either of these options with respect to any debt securities, we must deposit, in trust, with the trustee an amount of money or U.S. government obligations that, through the payment of principal and interest in accordance with their terms, will provide an amount sufficient to pay any principal, premium and interest on the debt securities in accordance with the terms of the debt securities.

         We may not establish this trust if there is a continuing event of default or if the establishment of the trust would create a conflicting interest for the trustee with respect to our other securities. Additionally, we must deliver a legal opinion to the trustee that provides you will not recognize additional income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance election.

         If we elect covenant defeasance with respect to any of the debt securities and those debt securities become immediately due and payable because an event of default occurs, other than an event of default relating to a covenant from which we have been released through the covenant defeasance election, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due to you on the debt securities at the time of the acceleration. However, we remain liable for any deficiency.

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

         Any subordinated debt securities will be subordinate and junior in right of payment to the prior payment in full of all our senior indebtedness. "Senior indebtedness" is the principal (including sinking fund payments) of, and premium, if any, and interest on any indebtedness that is for:

         -        money we borrow;

         - any indebtedness as may be evidenced by notes, debentures, bonds, securities or other instruments of indebtedness and for the payment of which we are responsible or liable, by guarantees or otherwise;

         -        money borrowed by others, which we have assumed or guaranteed;

         -        capitalized lease obligations; and

         - renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described above or of the instruments creating or evidencing such indebtedness, unless, in each case, the terms of the instruments evidencing the indebtedness or such renewal, extension, refunding, amendment or modification provide that it is not senior in rights of payment to the subordinated debt securities.

         In the event we distribute our assets following dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness will be entitled to be paid in full in respect of principal, premium, if any, and interest before any payments are made to holders of the subordinated debt securities. In addition, if an event of default occurs under the terms of the subordinated indenture or we have failed to pay the principal, premium, if any, sinking funds or interest on any senior indebtedness, then the holders of the subordinated debt securities will not receive any payment of principal, premium, sinking fund or interest until all of the payments in respect of the senior indebtedness have been paid in full.

         Subject to any applicable subordination provisions applying to them, our creditors who are holders of senior indebtedness may recover more ratably than holders of the subordinated debt securities due to this subordination.

         If this prospectus is being delivered in connection with a series of subordinated debt securities, the prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the latest available date. The prospectus supplement also will identify any limitations on the issuance of additional senior indebtedness.

CONCERNING THE TRUSTEE

         The trustee under each indenture will be identified in the applicable prospectus supplement. The trustee may perform services for us in the ordinary course of business.

         Under the indentures, the trustee will be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indentures and other related matters.


                           DESCRIPTION OF COMMON STOCK

         The following description is a general summary of the terms of the common stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the common stock and should be read together with our Amended Articles of Incorporation and Amended Code of Regulations, copies of which have been filed previously with the SEC.

GENERAL

         Under our Amended Articles of Incorporation, we are authorized to issue up to 300,000,000 shares of common stock, par value $1.00 per share. As of March 4, 2002, 34,490,650 shares of common stock (excluding treasury stock) were issued and outstanding. In addition, as of that date, 7,057,323 shares were issuable under outstanding stock options granted under our stock option plans.

         Our outstanding common stock is, and the shares of common stock offered by this prospectus and any applicable prospectus supplement will be, when issued and paid for as described in the applicable prospectus supplement, validly issued, fully paid and nonassessable. Holders of common stock have no preemptive rights to subscribe for any of our securities, nor do they have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

         Our common stock is listed on the New York Stock Exchange under the symbol "FOE."

VOTING RIGHTS

         Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of shareholders. Shareholders have cumulative voting rights in the election of directors if any shareholder gives notice in writing to the president, a vice president or the secretary not less than 48 hours before the time fixed for holding the meeting that cumulative voting at that election is desired. An announcement of the giving of this notice must be made upon the convening of the meeting by the chairman or the secretary or by or on behalf of the shareholder giving the notice. In this event, each shareholder has the right to cumulate votes and give one nominee the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

DIVIDENDS

         Subject to the rights of holders of any preferred stock, each record holder of common stock on the applicable record date is entitled to receive dividends on common stock to the extent authorized by our board of directors out of assets legally available for the payment of dividends. In addition, subject to the rights of holders of any preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

TRANSFER AGENT

         National City Bank is the registrar and transfer agent for our common stock.

ANTITAKEOVER PROVISIONS

         Our Amended Articles of Incorporation and Amended Code of Regulations and Ohio corporate law contain provisions that could have the effect of delaying, deferring or preventing a change in control of our ownership or management that shareholders may consider favorable or beneficial. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The following description is intended as a summary only and should be read together with the Amended Articles of Incorporation, the Amended Code of Regulations and the relevant provisions of Ohio corporate law.

         Classified Board of Directors

         Our Amended Code of Regulations provides that the board of directors is divided into three classes of directors, each consisting of not less than three nor more than five directors, and that each class of directors serves a staggered three-year term. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure continuity and stability of our management and policies. The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of our capital stock or attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

         Number of Directors; Filling Vacancies

         Our Amended Code of Regulations provides that the number of directors shall be not less than nine nor more than fifteen as may be determined by the vote of the shareholders at any annual meeting or special meeting called for the purpose of electing directors. In addition to the authority of shareholders to fix or change the number of directors, the board of directors may change the number of directors, so long as the change is not more than two above or below the number of directors authorized by the shareholders at the last annual or special meeting. In no event may the board of directors fix the number of directors at less than nine nor more than fifteen. The board of directors also may fill any director's office that is created by an increase in the number of directors. Our Amended Code of Regulations provides that any vacancies may be filled by a vote of a majority of the remaining directors, even if less than a quorum.

         Special Meetings

         Our Amended Code of Regulations provides that a special meeting of shareholders may be called by the shareholders only if holders of 25% of the outstanding shares of capital stock entitled to vote at such meeting participate in the call. This provision may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

         Shareholder Rights Plan

         We have a shareholder rights plan pursuant to which each share of outstanding common stock also represents ownership of one right, until the occurrence of certain events. The rights become exercisable only if a person or group acquires 20% or more of our common stock (10% under certain circumstances) or commences a tender or exchange offer upon consummation of which such person or group would control 20% or more of the common stock or is declared an "adverse person" (as this term is defined in the shareholder rights plan) by the board of directors. The rights, which do not have the right to vote or receive dividends, expire on April 8, 2006. We may redeem the rights at a redemption price of $0.0333 per right at any time until the 15th day following public announcement that a person or group has acquired 20% or more of the voting power, unless this period is extended by the board of directors while the rights are redeemable.

         If:

         - any person becomes the owner of 20% or more of the common stock (10% under certain circumstances),

         - we are the surviving corporation in a merger with a 20% or more shareholder and the terms of our common stock are not changed or converted, or

         - a 20% or more shareholder engages in certain self-dealing transactions with us,

then each right not owned by such person or related parties will entitle its holder to purchase a share of our common stock at a purchase price of 50% of the then current market price of the common stock, up to a value of $73.33 per right.

         In the event we engage in a merger or other business combination transaction in which we are not the surviving corporation or we are the surviving corporation but our common stock is changed or exchanged or 50% or more of our assets or earning power is sold or transferred, each holder of a right will have the right to receive, upon exercise of the right at the then current exercise price, that number of shares of common stock of the surviving company which at the time of the transaction would have a market value of two times the exercise price of the right.

         Control Share Acquisitions

         Section 1701.831 of the Ohio Revised Code provides that specified notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed "control share acquisition." The Ohio Revised Code defines a "control share acquisition" as any acquisition of an issuer's shares that would entitle the acquirer, immediately after the acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges:

         - one-fifth or more but less than one-third of that voting power;

         - one-third or more but less than a majority of that voting power; or

         -        a majority or more of that voting power.

         Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of the shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the "interested shares." "Interested shares" are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the related voting power, after the record date for the meeting of shareholders.

         Business Combinations

         Chapter 1704 of the Ohio Revised Code prohibits certain business combinations and transactions between an "issuing public corporation" and an "interested shareholder" for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership. An "issuing public corporation" is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An "interested shareholder" is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions and the transfer of shares.

         Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place if specified conditions are satisfied, including:

         - prior to the interested shareholder's share acquisition date, the board of directors of the issuing public corporation approves the purchase of shares by the interested shareholder;

         - the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

         - the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.


                         DESCRIPTION OF PREFERRED STOCK

         The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the preferred stock and should be read together with our Amended Articles of Incorporation and Amended Code of Regulations and the applicable terms of the related series of preferred stock as established by the board of directors.

GENERAL

         Under our Amended Articles of Incorporation, we are authorized to issue up to 2,000,000 shares of preferred stock, without par value. In 1989, we established a series of preferred stock called Series A ESOP Convertible Preferred Stock and authorized the issuance of up to 1,762,500 shares of such stock to National City Bank, as trustee for our Employee Stock Ownership Plan. As of March 4, 2002, 852,825 shares of Series A preferred stock were issued and outstanding.

         We believe that the ability of the board of directors to issue one or more classes or series of preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

RANK

         Our preferred stock will have priority over our common stock with respect to dividends and distribution of assets. Our Amended Articles of Incorporation provide that all shares of preferred stock shall be of equal rank and shall be identical except with respect to those matters that may be fixed by the board of directors. The board of directors is authorized to provide for the issuance of preferred stock in one or more series and to determine matters such as:

         - the distinctive serial designations and the division of shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares then outstanding;

         - the annual dividend rate for the particular series, and the date or dates from which dividends on all shares of the series will be cumulative, if dividends on stock of the particular series will be cumulative;

         -        the redemption price or prices for the particular series;

         - the right, if any, of the holders of a particular series to convert the stock into other classes of stock, and the terms and conditions of that conversion to the extent not otherwise provided in the Amended Articles of Incorporation; and

         - the rights, if any, of the holders of a particular series of preferred stock upon our voluntary liquidation, dissolution or winding-up or in the event of any merger or consolidation of or sale of assets by us.

In the event of involuntary liquidation, dissolution or winding up of our affairs, the preferred stock will be entitled to a liquidation preference of $25.00 per share, plus accrued and unpaid dividends. The holders of shares of preferred stock will not be entitled to any preemptive right to purchase or have offered to them any shares of preferred stock or other securities.

         You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including the matters described above.

VOTING RIGHTS

         The board of directors is not authorized to establish the voting rights of preferred stock. Holders of preferred stock are generally entitled to one vote for each share of stock held upon all matters presented to the shareholders, plus special voting rights in the event of a default in the payment of preferred dividends. If we are in default in the payment of six full quarterly dividends (whether or not consecutive), the holders of preferred stock have the right to elect two additional directors, who will remain in office until such dividends in arrears are paid. The vote of the holders of at least two-thirds of the outstanding shares of preferred stock is necessary to effect:

     - any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or the Amended Code of Regulations that affects adversely the voting powers, rights or preferences of the holders of preferred stock, or

     - the authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the preferred stock, or

     - the purchase or redemption of less than all of the preferred stock then outstanding (except in accordance with a stock purchase offer made to all holders of preferred stock) when any dividends or sinking fund obligations on the preferred stock are in arrears.

         In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock will be necessary to effect:

         - the sale, lease or conveyance by us of all or substantially all of our property or business, or our consolidation with or merger into any other corporation, unless the resulting corporation will have no shares authorized or outstanding ranking prior to or on a parity with the preferred stock, except the same number with the same rights and preferences as those of our preferred stock authorized and outstanding immediately preceding the transaction, and each holder of preferred stock immediately prior to the transaction receives the same number of shares, with the same rights and preferences, of the resulting corporation, or

         - the authorization of any shares ranking on a parity with the preferred stock or an increase in the authorized number of shares of preferred stock.

DISTRIBUTIONS

         Holders of the preferred stock of each series will be entitled to receive, to the extent declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates as will be fixed by the board of directors. Distributions on any series of preferred stock, if cumulative, will be cumulative from the date set forth in the applicable prospectus supplement.

REDEMPTION

         The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

LIQUIDATION PREFERENCE

         Upon any voluntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment may be made to the holders of common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in that circumstance, the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets.

         If, upon any such voluntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our shares of capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

         If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their rights and preferences and in each case according to their number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement. Such terms will include:

         - the number of shares of common stock into which the shares of preferred stock are convertible;

         - the conversion price or the manner of calculating the conversion price;

         -        the conversion date(s) or period(s);

         - provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

         -        the events requiring an adjustment of the conversion price;
                  and

         - provisions affecting conversion in the event of the redemption of the series of preferred stock.


                        DESCRIPTION OF DEPOSITARY SHARES

         The following description is a general summary of the terms of the depositary shares that we may issue. The description below and in any prospectus supplement does not include all of the terms of the depositary shares and should be read together with the applicable deposit agreement and related depositary receipts, which are filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

         We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the "depositary" named in the agreement and the holders from time to time of the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares, to all the rights and preferences of the preferred stock represented by those depositary shares, including dividend, conversion, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts.

         The depositary will forward to holders of depositary shares any reports and communications from us that are received by the depositary with respect to the related preferred stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the holders of depositary shares in proportion to the number of the depositary shares owned by the holders. In connection with this distribution, holders will be required to file proofs, certificates and other information and to pay specified charges and expenses to the depositary.

         In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of depositary shares entitled to that property, upon satisfaction by holders of their obligations to file proofs, certificates and other information and to pay specified charges and expenses to the depositary. However, if the depositary determines it is not feasible to make a noncash distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

         No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

WITHDRAWAL OF PREFERRED STOCK

         Holders of depositary shares will be entitled to surrender their depositary shares and withdraw, in whole or in part, the corresponding number of whole or fractional shares of preferred stock represented by the surrendered depositary shares, so long as the surrendered depositary shares were not previously called for redemption or converted into other securities. Holders will be required to surrender the corresponding depositary receipt(s) at the corporate trust office of the depositary, which will entitle those holders to delivery of the number of whole or fractional shares of preferred stock and any money or other property represented by the surrendered depositary shares. If the depositary shares surrendered to the depositary represents a larger number of shares of preferred stock than the holder desires to withdraw, then the depositary will deliver to the holder new depositary shares, evidenced by a depositary receipt, representing the excess number of shares of preferred stock.

REDEMPTION OF DEPOSITARY SHARES

         Whenever we redeem shares of preferred stock held by the depositary, we will pay in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The depositary then will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, as nearly as may be practicable without creating fractional depositary shares, or by another equitable method.

         All dividends in respect of the shares of preferred stock called for redemption will cease to accrue on the date fixed for redemption. In addition, on that date, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares called for redemption will cease, except for the right to receive any moneys payable upon the redemption of the depositary shares and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender of the depositary shares to the depositary.

VOTING OF THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the holders of the depositary shares which represent such preferred stock. Each holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as that action or nonaction is in good faith and does not result from negligence or willful misconduct of the depositary.

LIQUIDATION PREFERENCE

         In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

         The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary shares may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares into whole shares of our common stock, other shares of our preferred stock or other of our equity securities. In those circumstances, upon receipt of those instructions and any applicable amounts payable, we will cause the conversion of that preferred stock utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest determined as specified in the applicable prospectus supplement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of depositary receipt evidencing the depositary shares that represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. Subject to certain exceptions in the deposit agreement, no amendment may impair the right of any holder of depositary shares to surrender any depositary shares with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary share. Every holder of an outstanding depositary share at the time any amendment becomes effective will be deemed, by continuing to hold such share, to consent and agree to the amendment and to be bound by the amended deposit agreement.

         Unless otherwise specified in the applicable prospectus supplement, we may terminate the deposit agreement upon not less than 30 days prior written notice to the depositary if a majority of each class of depositary shares affected by the termination consents. In that case, the depositary will deliver or make available to each holder of depositary shares, upon surrender of the depositary shares held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares, together with any other property held by the depositary with respect to the depositary shares. In addition, the deposit agreement will automatically terminate if:

         -        all outstanding depositary shares have been redeemed;

         - there has been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been distributed to the holders of depositary shares representing such preferred stock; or

         - each share of the related preferred stock has been converted into our securities not represented by depositary shares.


                             DESCRIPTION OF WARRANTS

         The following description is a general summary of the terms of the warrants that we may issue. The description below and in any prospectus supplement does not include all of the terms of the warrants and should be read together with the applicable warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

         We may issue, together with other securities or separately, warrants to purchase our common stock, preferred stock or debt securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

         The applicable prospectus supplement will describe the following terms, where applicable, of any warrants offered by this prospectus and the applicable prospectus supplement:

         -        the title of the warrants;

         - the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of the warrants;

         - the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

         -        the price or prices at which the warrants will be issued;

         -        the aggregate number of warrants;

         - any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or of the exercise price of the warrants;

         - the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

         - the date after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

         - a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

         - the dates upon which the right to exercise the warrants will commence and expire;

         - the maximum or minimum number of warrants that may be exercised at any time;

         -        information with respect to book-entry procedures, if any; and

         - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder to purchase for cash the number of shares of common stock or preferred stock, or the amount of debt securities, at the exercise price set forth in or determinable as set forth in the applicable prospectus supplement. Warrants will be exercisable at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

         Warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the properly completed warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will forward the purchased securities as soon as practicable. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.


                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, which are contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (referred to in this prospectus as stock purchase units), each consisting of a stock purchase contract and debt obligations of the United States of America or its agencies or instrumentalities securing the holders' obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on a specified basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

         The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will be a general summary of the terms of the stock purchase contracts or stock purchase units and will not include all of the terms of the stock purchase contracts or stock purchase units. That description should be read together with the applicable stock purchase contract and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts or stock purchase units. The form of the purchase contract agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

                              BOOK-ENTRY SECURITIES

         The securities offered by this prospectus and any applicable prospectus supplement may be issued in whole or in part in book-entry form. In that case, beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. A global security may not be transferred except as a whole between the depository and one or more of its nominees or a successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described in this prospectus will be described in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

         Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by the global security to the respective accounts of the beneficial owners of the individual securities, who are called "participants." The accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of a beneficial interest in a global security will be limited to the depository's participants and will be shown on the records maintained by the depository or its nominee. Transfers of that ownership interest will be effected only through those records. Others may hold a beneficial interest in a global security but only through the ownership of a participant. Ownership and any transfer of that beneficial ownership will be shown on and effected through records maintained by the participant. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

         So long as the depository for a global security or its nominee is the registered owner of the global security, the depository or nominee, as the case may be, will be considered the sole owner of the securities represented by the global security for all purposes under the applicable instrument defining the rights of a holder of the underlying securities. Except as described below or in the applicable prospectus supplement, participants, or anyone holding through a participant, will not be entitled to have any of the underlying securities registered in their names, will not receive or be entitled to receive physical delivery of any of the underlying securities in definitive form and will not be considered the owners of the underlying securities under the applicable instrument defining the rights of the holders of the underlying securities.

         Amounts payable with respect to the underlying securities will be paid to the depository or its nominee, as the case may be, as the registered owner of the global security. Neither we, nor any of our officers or directors, nor any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that the depository for a series of securities issued in book-entry form, upon receipt of any payment of a dividend or any other amount in respect of a global security, will immediately credit its participants' accounts with payments in amounts proportionate to their respective interests in the global security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of the participants.

         If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing the series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to the securities, determine not to have any securities of a series represented by one or more global securities and, in such event, will issue individual securities of the series in exchange for the global security or securities representing that series of securities.

                              PLAN OF DISTRIBUTION

         We may sell the securities to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

         If we use underwriters for an offering of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as will be set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the securities. Underwriters may sell the securities to or through dealers, who may receive compensation in the form of discounts, concessions from the underwriters and/or commissions from the purchasers of the securities.

         Any underwriting compensation paid by us to underwriters or agents in connection with any offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments underwriters, dealers, or agents may be required to make.

         If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. The applicable prospectus supplement will set forth the commission payable for solicitation of such offers.

         Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

         Underwriters and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.


                                  LEGAL MATTERS

         Certain legal matters in connection with the securities to be offered by this prospectus, including their legality, will be passed upon for us by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio. Mary Ann Jorgenson, Esq., a partner in such firm, is Secretary of the Company.

                                     EXPERTS

     The consolidated financial statements of Ferro Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of the electronic materials, performance pigments and colors, glass systems and Cerdec Ceramics businesses of dmc2 Degussa Metals Catalysts Cerdec Aktiengesellschaft as of December 31, 2000 and 1999 and September 30, 1999, and the related combined statements of operations, shareholder's equity and cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999, have been incorporated by reference herein in reliance upon the report of KPMG Deutsche Treuhand - Gesellschaft Aktiengesellschaft Wirtschaftspruefungsgesellschaft, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.          Other Expenses of Issuance and Distribution.

         We estimate that expenses, other than underwriting compensation, in connection with the offering of securities described in this Registration Statement will be as follows:

                  SEC registration fee                          $   27,600
                  Trustee fees                                      10,000
                  Printing expenses                                 50,000
                  Legal fees                                        75,000
                  Accounting fees                                   35,000
                  Blue Sky fees and expenses                         5,000
                  Miscellaneous                                     22,400
                                                                ----------
                      Total                                     $  225,000

Item 15.          Indemnification of Directors and Officers.

         Our Amended Code of Regulations provides that we shall indemnify any of our present or former directors or officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by the person because of his or her position with us in connection with any threatened, pending or completed action, suit or proceeding.

         With the exception of a lawsuit brought by us or in our right, Ohio law permits indemnification of these individuals in these matters provided that they have acted in good faith, in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reason to believe their conduct was illegal. In the case of a lawsuit brought by us or in our right, Ohio law, subject to certain exceptions, permits indemnification of these individuals against expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the settlement or defense of the lawsuit provided that they have acted in good faith and in manner reasonably believed to be in or not opposed to our best interests. One exception to this principle applies when the directors or officers are determined to be liable for negligence or misconduct in the performance of their duty to us. In this case, we are not permitted to indemnify the directors and officers, unless a court determines that the person is fairly and reasonably entitled to indemnity for such expenses and believes the expenses are appropriate.

         We maintain contracts insuring us, with certain exclusions, against any liability to directors and officers that we may incur. We insure our directors and officers against liability and expenses (with certain exclusions), including legal fees, which they may incur because of their position with us.

Item 16. Exhibits.

Number      Exhibit
------      -------

1(a)        Form of Underwriting Agreement for Debt Securities, Common Stock,
            Preferred Stock and Warrants
1(b)*       Form of Underwriting Agreement for Depositary Shares, Stock Purchase
            Contracts and Stock Purchase Units
4(a)        Form of Senior Indenture (with Form of Senior Debt Security)
4(b)        Form of Subordinated Indenture (with Form of Subordinated Debt
            Security)
4(c)        Form of Common Stock Certificate (Reference is made to Exhibit 4c to
            Ferro Corporation's Registration Statement on Form S-3 (Registration
            No.33-63855) filed on October 31, 1995, which Exhibit is
            incorporated herein by reference)
4(d)        Form of Preferred Stock Certificate (Reference is made to Exhibit 4d to Ferro Corporation's Registration Statement on Form S-3
            (Registration No.33-63855) filed on October 31, 1995, which Exhibit is incorporated herein by reference)
4(e)        Form of Warrant Agreement for Debt Securities

4(e-1)      Form of Warrant Agreement for Equity Securities
4(f)        Form of Purchase Contract Agreement
4(f-1)      Form of Pledge Agreement
4(g)        Form of Deposit Agreement
4(h)        Eleventh Amended Articles of Incorporation. (Reference is made to
            Exhibit 3(a) to Ferro Corporation's Quarterly Report on Form 10-Q
            for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference)
4(i)        Certificate of Amendment to the Eleventh Amended Articles of
            Incorporation of Ferro Corporation filed December 28, 1994.
            (Reference is made to Exhibit 3(b) to Ferro Corporation's Quarterly
            Report on Form 10-Q for the three months ended June 20, 1998, which
            Exhibit is incorporated herein by reference)
4(j)        Certificate of Amendment to the Eleventh Amended Articles of
            Incorporation of Ferro Corporation filed January 19, 1998.
            (Reference is made to Exhibit (3)(c) to Ferro Corporation's
            Quarterly Report on Form 10-Q for the three months ended June 30,
            1998, which Exhibit is incorporated herein by reference)
4(k)        Amended Code of Regulations. (Reference is made to Exhibit (3)(d) to
            Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference)
4(l)        Amended and Restated Shareholder Rights Agreement between Ferro
            Corporation and National City Bank, Cleveland, Ohio, as Rights
            Agent, dated as of December 10, 1999. (Reference is made to Exhibit
            4(l) to Ferro Corporation's Form 10-K for the year ended December
            31, 1999, which Exhibit is incorporated herein by reference)
5           Opinion of Squire, Sanders & Dempsey L.L.P. regarding the legality of the securities being registered
12          Computation of Ratio of Earnings to Fixed Charges and Ratio of
            Earnings to Combined Fixed Charges and Preferred Stock Dividends
23(a)       Consent of KPMG LLP
23(b)       Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
            Wirtschaftspruefungsgesellschaft
23(c)       Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)
24          Powers of Attorney
25*         Statement of Eligibility and Qualification of the Trustee on Form
            T-1 under the Trust Indenture Act of 1939

----------
* To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

Item 17. Undertakings.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (6) To file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ferro Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 14th day of March, 2002.

                                 FERRO CORPORATION

                                 By: * /s/ Hector R. Ortino
                                    --------------------------------
                                 Hector R. Ortino, Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities as of the 14th day of March, 2002.

* /s/  HECTOR R. ORTINO               Chairman and Chief Executive Officer and
------------------------------------  Director (Principal Executive Officer)
Hector R. Ortino

* /s/  BRET W. WISE                   Senior Vice President and Chief Financial
------------------------------------  Officer (Principal Financial Officer and
Bret W. Wise                          Principal Accounting Officer)

* /s/  MICHAEL H. BULKIN              Director
------------------------------------
Michael H. Bulkin

* /s/  SANDRA AUSTIN CRAYTON          Director
------------------------------------
Sandra Austin Crayton

* /s/  JENNIE S. HWANG                Director
------------------------------------
Jennie S. Hwang

* /s/  WILLIAM B. LAWRENCE            Director
------------------------------------
William B. Lawrence

                                      Director
------------------------------------
Michael F. Mee

* /s/  JOHN C. MORLEY                 Director
------------------------------------
John C. Morley

* /s/  WILLIAM J. SHARP               Director
------------------------------------
William J. Sharp

* /s/  DENNIS W. SULLIVAN             Director
------------------------------------
Dennis W. Sullivan

                                      Director
------------------------------------
Padmasree Warrior

* /s/  ALBERTO WEISSER                Director
------------------------------------
Alberto Weisser


*By  /s/ James C. Bays
    ---------------------------------------
James C. Bays, Attorney-in Fact

                                INDEX TO EXHIBITS
                                     Exhibit

Number        Exhibit
------        -------

1(a)          Form of Underwriting Agreement for Debt Securities, Common Stock,
              Preferred Stock and Warrants
1(b)*         Form of Underwriting Agreement for Depositary Shares, Stock
              Purchase Contracts and Stock Purchase Units
4(a)          Form of Senior Indenture (with Form of Senior Debt Security)
4(b)          Form of Subordinated Indenture (with Form of Subordinated Debt
              Security)
4(c)          Form of Common Stock Certificate (Reference is made to Exhibit 4c to Ferro Corporation's Registration Statement on Form S-3
              (Registration No. 33-6385) filed on October 31, 1995, which
              Exhibit is incorporated herein by reference)
4(d)          Form of Preferred Stock Certificate (Reference is made to Exhibit
              4d to Ferro Corporation's Registration Statement on Form S-3
              (Registration No. 33-6385) filed on October 31, 1995, which
              Exhibit is incorporated herein by reference)
4(e)          Form of Warrant Agreement for Debt Securities
4(e-1)        Form of Warrant Agreement for Equity Securities
4(f)          Form of Purchase Contract Agreement
4(f-1)        Form of Pledge Agreement
4(g)          Form of Deposit Agreement
4(h)          Eleventh Amended Articles of Incorporation. (Reference is made to
              Exhibit 3(a) to Ferro Corporation's Quarterly Report on Form 10-Q
              for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference)
4(i)          Certificate of Amendment to the Eleventh Amended Articles of
              Incorporation of Ferro Corporation filed December 28, 1994.
              (Reference is made to Exhibit 3(b) to Ferro Corporation's
              Quarterly Report on Form 10-Q for the three months ended June 20,
              1998, which Exhibit is incorporated herein by reference)
4(j)          Certificate of Amendment to the Eleventh Amended Articles of
              Incorporation of Ferro Corporation filed January 19, 1998.
              (Reference is made to Exhibit (3)(c) to Ferro Corporation's
              Quarterly Report on Form 10-Q for the three months ended June 30,
              1998, which Exhibit is incorporated herein by reference)
4(k)          Amended Code of Regulations. (Reference is made to Exhibit (3)(d)
              to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference)
4(l)          Amended and Restated Shareholder Rights Agreement between Ferro
              Corporation and National City Bank, Cleveland, Ohio, as Rights
              Agent, dated as of December 10, 1999. (Reference is made to
              Exhibit 4(l) to Ferro Corporation's Form 10-K for the year ended
              December 31, 1999, which Exhibit is incorporated herein by reference)
5             Opinion of Squire, Sanders & Dempsey L.L.P. regarding the legality of the securities being registered
12            Computation of Ratio of Earnings to Fixed Charges and
              Ratio of Earnings to Combined Fixed Charges and Preferred Stock
              Dividends
23(a)         Consent of KPMG LLP
23(b)         Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
              Wirtschaftspruefungsgesellschaft
23(c)         Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit
              5)
24            Powers of Attorney
25*           Statement of Eligibility and Qualification of the Trustee on Form
              T-1 under the Trust Indenture Act of 1939

----------
* To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.